                                                                   EXHIBIT 10.26





                     ------------------------------------

                      LIMITED LIABILITY COMPANY AGREEMENT

                                      of

                        MIDSTREAM BARGE COMPANY, L.L.C.

                     a Delaware Limited Liability Company

                                by and between

                              CHEVRON U.S.A. INC.

                                      and

                 WARREN PETROLEUM COMPANY, LIMITED PARTNERSHIP


                      -----------------------------------
                                August 31, 1996

                               TABLE OF CONTENTS
                                                                        Page

ARTICLE 1.-  DEFINITIONS ..............................................   1
     1.1    Definition of Terms .......................................   1
     1.2    Number and Gender .........................................   4

ARTICLE 2.-  ORGANIZATION, PURPOSE AND TERM ...........................   4
     2.1    Formation .................................................   4
     2.2    Name ......................................................   4
     2.3    Registered Office; Registered Agent .......................   4
     2.4    Term ......................................................   5
     2.5    Purposes ..................................................   5
     2.6    Title to Products Transported .............................   5
     2.2.7  No State Law Partnership ..................................   5
     2.8    Members ...................................................   5
     2.9    Liability to Third Parties ................................   5
     2.10   Withdrawal ................................................   5
     2.11   Admission of Additional Members ...........................   5
     2.12   Other Activities of the Members ...........................   5
     2.13   Barge Standards ...........................................   5

ARTICLE 3. - REPRESENTATIONS, WARRANTIES AND COVENANTS ................   6
     3.1    By Members ................................................   6
     3.2    By CUSA ...................................................   6
     3.3    By NEW WARREN .............................................   6

ARTICLE 4. - CAPITAL CONTRIBUTIONS ....................................   7
     4.1    Capital Contributions .....................................   7
     4.2    Additional Capital Contributions ..........................   7
     4.3    Return of Capital .........................................   7
     4.4    No Interest on Capital Contributions ......................   7
     4.5    Capital Accounts ..........................................   7
     4.6    Liability Limited to Capital Contributions ................   8

ARTICLE 5. - ADVANCES .................................................   8
     5.1    Advances Not Capital Contributions ........................   8
     5.2    Repayments of Advances ....................................   8

ARTICLE 6. - DISTRIBUTIONS OF CASH AND
                        ALLOCATIONS OF PROFITS AND LOSSES .............   8
     6.1    Distributions .............................................   8
     6.2    Net Profits or Net Losses .................................   8
     6.3    Allocations of Net Profits and Net Losses .................   9
     6.4    Tax Allocations:  Section 704(c) ..........................   9
     6.5    Authority to Vary Allocations .............................   9
     6.6    Withholding and Payments on Behalf of a Member ............  10

ARTICLE 7. - MANAGEMENT ...............................................  10
     7.1    Management ................................................  10

     7.2     Management Committee ..........................................  10
     7.3     Appointment, Removal and Replacement ..........................  10
     7.4     Meetings, Quorum, Vote, Etc. ..................................  11
     7.5     Compensation ..................................................  11
     7.6     Delegation of Authority and Duties; Officers ..................  11
     7.7     Liability of Management Committee Representatives .............  13
     7.8     Books and Records .............................................  13
     7.9     Budget ........................................................  14
     7.10    Bank Accounts .................................................  14
     7.11    Member Approval for Certain Actions ...........................  14
     7.12    Insurance .....................................................  15

ARTICLE 8. - TRANSFERS OF INTERESTS IN THE COMPANY .........................  15
     8.1     Limitations on Transfers ......................................  15
     8.2     NEW WARREN Option .............................................  15
     8.3     CUSA Option ...................................................  16
     8.4     Agreement by Transferee .......................................  16

ARTICLE 9. - DISSOLUTION ...................................................  16
     9.1     Events of Dissolution .........................................  16
     9.2     Termination and Winding Up of the Company .....................  17
     9.3     Accounting ....................................................  18
     9.4     Bankruptcy of a Member ........................................  18
     9.5     Defaulting Member .............................................  18

ARTICLE 10.- TAXES, ETC. ...................................................  19
     10.1    Sole Responsibility ...........................................  19
     10.2    Reports .......................................................  19
     10.3    Supplemental and Interim Reports ..............................  19
     10.4    Tax Elections .................................................  19
     10.5    Consistent Reporting ..........................................  20
     10.6    Tax Matters Partner ...........................................  20

ARTICLE 11.- GENERAL PROVISIONS ............................................  21
     11.1    Indemnification ...............................................  21
     11.2    Successors and Assigns ........................................  21
     11.3    Notices .......................................................  21
     11.5    Entire Agreement ..............................................  22
     11.6    Severability ..................................................  22
     11.7    Counterparts ..................................................  23
     11.8    Additional Documents and Acts .................................  23
     11.9    No Third Party Beneficiary ....................................  23
     11.10   Governing Law .................................................  23
     11.11   Waiver.........................................................  23
     11.12   Confidentiality ...............................................  23

SIGNATURES/PROPORTIONATE INTERESTS .........................................  23

EXHIBIT A - List of Barges

EXHIBIT B - Description of Maintenance Facility

        "Pages where confidential treatment has been requested are stamped
         Confidential Treatment Requested. The redacted material has been separately filed with the Commission; the appropriate section has been marked at the appropriate place and in the margin with a star (*).

                      LIMITED LIABILITY COMPANY AGREEMENT

                                      OF

                        MIDSTREAM BARGE COMPANY, L.L.C.

        LIMITED LIABILITY COMPANY AGREEMENT dated August 31, 1996, by and between CHEVRON U.S.A. INC., a Pennsylvania corporation ("CUSA"), and WARREN PETROLEUM COMPANY, LIMITED PARTNERSHIP, a Delaware limited partnership ("NEW WARREN").

                                  WITNESSETH:

        WHEREAS, CUSA, NGC Corporation ("NGC") and Midstream Combination Corp. ("Newco") have entered into an agreement providing for a strategic combination of NGC with substantially all of the assets of the Warren Petroleum Division and the natural gas business unit of CUSA.

        WHEREAS, NGC and CUSA have agreed to the formation of a limited liability company named MIDSTREAM BARGE COMPANY, L.L.C. (the "Company") pursuant to the Delaware Limited Liability Company Act for the purpose of acquiring twenty-one (21) liquid petroleum gas barges to be operated in the U.S. coastwise trade, a maintenance facility leasehold and related improvements and equipment (the "Barge Assets");

        WHEREAS, prior to the combination, CUSA will transfer an undivided twenty-five percent (25%) interest in the Barge Assets to Newco;

        WHEREAS, CUSA and NGC or its subsidiary will then jointly transfer their undivided interests in the Barge Assets to the Company, representing their respective Capital Contributions;

        WHEREAS, the Company will be owned seventy-five percent (75%) by CUSA and twenty-five percent (25%) by NEW WARREN and will in all other respects qualify to own the Barge Assets, including without limitation, the twenty-one
(21) liquid petroleum gas barges (the "Barges") and operate them in the coastwise trade; and

        WHEREAS, the Company will time charter the Barges to NEW WARREN;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                           ARTICLE 1. - DEFINITIONS

        1.1 Definition of Terms. When used in this Agreement, the following terms shall have the meanings set forth in this Section 1.1:

        "Act" means the Delaware Limited Liability Company Act, 6 Del. C.
Section 18-101 et seq., as
the same may be amended from time to time.

        "Agreement" or "Limited Liability Company Agreement" means this Limited Liability Company Agreement as the same may be further amended, modified, supplemented or restated from time to time, as the context requires.

        "Bankrupt" or "Bankruptcy" means, when used with reference to any Person, (i) the entry of a decree or order by a court of competent jurisdiction adjudging such Person as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of such Person under the Federal Bankruptcy Code, as amended, or any other federal, state or foreign law relating to bankruptcy or insolvency, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Person or of all, or a substantial part of, the property of such Person, ordering the winding-up or liquidation of the affairs of such Person, which decree or order shall remain unstayed and in effect for a period of 30 consecutive days, or (ii) the institution by such Person of a proceeding to be adjudged bankrupt or insolvent, or the consent by such Person to the institution of a bankruptcy or insolvency proceeding against such Person, or the filing by such Person of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal, state or foreign law relating to relief from claims of creditors, or the consent by such Person to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Person, or of all or a substantial part of the property of such Person, or the making by such Person of any assignment for the benefit of creditors, or the admission by such Person of its inability to pay its debts generally as they come due, or the commission by such Person of an "act of bankruptcy" (as defined in the Federal Bankruptcy Code), or the taking of any corporate or other action by such Person in furtherance of any such action; provided, in any event, that the bankrupt Member's Interest in the Company is subject to the bankruptcy or liquidation proceedings and is not exempt from creditors.

        "Bankrupt Member" has the meaning set forth in Section 9.4.

        "Barge Assets" means the (i) twenty-one (21) liquid petroleum gas barges identified in Exhibit A to the Limited Liability Company Agreement to be operated in the U.S. coastwise trade, and (ii) a maintenance facility leasehold and related improvements and equipment as described in Exhibit B to this Limited Liability Company Agreement.

        "Barges" means the 21 barges identified in Exhibit A to this Limited Liability Company Agreement.

        "Capital Account" means an account established and maintained for each Member pursuant to Section 4.5.

        "Capital Contributions" means the total amount of cash or assets that a Person contributes to the Company as capital in that Person's capacity as a Member pursuant to this Agreement.

        "Certificate of Formation" has the meaning set forth in Section 2.1.

        "Code" means the U.S. Internal Revenue Code of 1986, as amended, and any corresponding provision of prior or succeeding law.

        "Company" means MIDSTREAM BARGE COMPANY, L.L.C., the Delaware limited liability company formed under this Agreement.

        "Default Date" has the meaning set forth in Section 9.5(c).

        "Defaulting Member" has the meaning set forth in Section 9.5(a).

        "Distributable Cash" has the meaning set forth in Section 6.1.

        "Events of Dissolution" has the meaning set forth in Section 9.1(b).

        "Expenses" means all expenses of the Company whether or not such expenses are deductible for United States federal income tax purposes.

        "Fiscal Year" means the calendar year.

        "CUSA Management Committee Representatives" has the meaning set forth in Section 7.2.

        "Indemnified Party" has the meaning set forth in Section 11.1.

        "Management Committee" has the meaning set forth in Section 7.2.

        "Member" means each of CUSA and NEW WARREN, and any Person who, at the time of reference thereto, has been admitted to the Company as a Member in accordance with this Agreement and shall have the same meaning as the term "member" under the Act, but shall not include any Person who has ceased to be a Member of the Company.

        "Net Losses" has the meaning set forth in Section 6.2.

        "Net Profits" has the meaning set forth in Section 6.2.

        "New Allocation" has the meaning set forth in Section 6.5.

        "Non-Bankrupt Member" has the meaning set forth in Section 9.4.

        "Non-Defaulting Member" has the meaning set forth in Section 9.5(c).

        "Officers" has the meaning set forth in Section 7.6.

        "Person" means any natural person, partnership, corporation, limited liability company, trust, estate, association, custodian or nominee or any other individual or entity in its own or any representative capacity.

        "Proportionate Interest" means, in relation to either Member, its proportionate interest in the Company, as may be modified under this Agreement, as set forth opposite such Member's name on the signature page.

        "Regulations" means the Income Tax Regulations promulgated under the Code, as such

                                               Confidential Treatment Requested.
                                                 The redacted material has been
                                           separately filed with the Commission.

regulations may be amended from time to time.

        "Reserves" means such reasonable nonexcessive amounts set aside by the Management Committee to provide for the Company's future Expenses, debt payments, capital expenditures and contingent liabilities.

        "Tax Matters Partner" has the meaning set forth in Section 10.6.

        "Time Charter" means the time charter between the Company and NEW WARREN for the U.S.-flag barges set forth in Exhibit A attached hereto.

        "United States Citizen" or "U.S. Citizen" means a United States citizen as that term is defined in and interpreted under the Shipping Act, 1916, as amended, and the Merchant Marine Act, 1920, as amended.

        1.2 Number and Gender. As the context requires, all words used herein in the singular number shall extend to and include the plural, all words used in the plural number shall extend to and include the singular, and all words used in any gender shall extend to and include the other gender or be neutral.

                  ARTICLE 2. - ORGANIZATION, PURPOSE AND TERM

        2.1 Formation. A Certificate of Formation for the Company was filed with the Secretary of State the State of Delaware, and the Company was formed as a Delaware limited liability company, on August 7, 1996.

        2.2 Name. The name of the Company is "MIDSTREAM BARGE COMPANY, L.L.C." and all Company business shall be conducted in that name or such other names that comply with applicable law as the Members may from time to time designate.

        2.3 Registered Office; Registered Agent. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate of Formation or such other office as the Management Committee may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate of Formation or such other person or persons as the Management Committee may designate from time to time in the manner provided by law. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Management Committee shall promptly designate a replacement registered agent or file a notice of change of address as the case may be. If the Management Committee shall fail within thirty (30) days to designate a replacement registered agent or change of address of the registered office, any Member may designate a replacement registered agent or file a notice of change of address.

        2.4 Term. The Company was formed on August 7, 1996, and shall expire
* REDACTED unless earlier dissolved in accordance with this Agreement REDACTED.

        2.5 Purposes. The purposes of the Company are:

        (a) to acquire barges, including the Barges identified in Exhibit A;

        (b) to manage, own and operate those Barges in the United States coastwise trade; and

        (c) to do any and all acts or things that may be incidental or necessary to the activities set forth in subsections (a) and (b) above as may be permitted under Delaware law; provided, however, that the business of the Company shall not be extended beyond the matters described herein without the unanimous vote of the Members.

        2.6 Title to Products Transported. At no time will the Company take title to any products that are transported by its Barges unless agreed to in writing by both Members.

        2.7 No State Law Partnership. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner of, or a joint venturer with, any other Member for any purpose, other than for U.S. federal and state tax purposes, and this Agreement shall not be construed to suggest otherwise.

        2.8 Members. The Members of the Company are CUSA and NEW WARREN, each of which shall be admitted to the Company as a Member effective upon formation of the Company.

        2.9 Liability to Third Parties. No Member shall be liable for the debts, obligations or liabilities of the Company, including under a judgment, decree or order of a court.

        2.10 Withdrawal. A Member shall not have the right or power to withdraw or resign from the Company as a Member without the unanimous written consent of all other Members.

        2.11 Admission of Additional Members. Additional Persons may be admitted as Members of the Company only upon the unanimous written consent of the existing Members and subject to this Agreement being amended to reflect the admission of such additional Persons.

        2.12 Other Activities of the Members. The Members recognize and acknowledge that each Member is involved in other business activities and shall devote to the Company only such time as is reasonably necessary to conduct the business and affairs of the Company. Except as otherwise set forth below, any Member or any Person affiliated with any Member may participate in other business activities, whether or not any such activities are competitive with the business of the Company. Unless unanimously approved by the Members, no Officer, Management Committee Representative or employee of the Company, so long as such individuals remain in such capacity, shall participate in business activities in competition with the business of the Company.

        2.13 Barge Standards. The Time Charter will provide that NEW WARREN and the Company will comply with the applicable barge standards of the Responsible Carrier Program adopted by The American Waterways Operators on December 7, 1994, as amended.

            ARTICLE 3. - REPRESENTATIONS, WARRANTIES AND COVENANTS

        3.1 By Members. Each Member represents and warrants on its behalf to and for the benefit of the other Member and the Company that:

        (a) it is a legal entity established, duly organized and in good standing under the laws of its jurisdiction of formation;

        (b) the execution, delivery and performance of this Agreement and any instrument or agreement required to be executed, delivered or performed by it hereunder (i) are within its powers, (ii) have been duly authorized and are not in conflict with its organizational documents or of any other instruments or agreements to which it is bound, and (iii) the person or persons executing this Agreement or any such other instrument or agreement on its behalf has been fully authorized to do so;

        (c) there is no law, rule or regulation, nor is there any judgment, decree or order of any court or governmental authority binding on it, nor is there any agreement to which it is bound that would be contravened by the execution, delivery or performance of this Agreement;

        (d) this Agreement is its legal, valid and binding obligation, enforceable against it in accordance with its terms except as limited by Bankruptcy, insolvency or other similar laws (regardless of whether enforcement is sought in a court of law or equity);

        (e) any necessary permits, licenses and approvals required under the laws of the place of its formation and its principal place of business for the execution, delivery and performance of this Agreement by it, have been properly obtained and are presently in full force and effect; and

        (f) it understands that the interests in the Company being acquired pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the laws of any other jurisdiction, and, to the extent that the sale of the interests in the Company pursuant to this Agreement is subject to the Securities Act or such other laws, such interests in the Company are being sold in reliance upon an exemption from such registration; it will not sell or transfer any of its interest in the Company in violation of applicable federal or state securities laws, and, to the extent that such transfer is subject to the Securities Act or state securities laws, without registration under the Securities Act and applicable state securities laws or an exemption from such registration; and it is acquiring its interest in the Company (i) for its own account and not on behalf of other persons, and (ii) for investment purposes only, and not with a view to resale or distribution thereof.

        3.2 By CUSA. CUSA hereby represents, warrants and covenants to NEW WARREN that CUSA is, and shall at all times remain during the term of this Agreement, a United States Citizen qualified to operate vessels in the United States coastwise trade.

        3.3 By NEW WARREN. NEW WARREN hereby represents, warrants and covenants to CUSA that NEW WARREN is, and shall at all times remain during the term of this Agreement, a limited partnership eligible to document a vessel under the requirements of 46 U.S.C. Chapter 121 -- Documentation of Vessels.

                     ARTICLE 4. -- CAPITAL CONTRIBUTIONS

        4.1 Capital Contributions. Each of the Members shall make Capital Contributions to the capital of the Company as follows:

        (a) CUSA shall contribute all of its right, title and interest in the Barge Assets, CUSA's interest amounting to an undivided seventy-five percent (75%) interest in the Barge Assets;

        (b) NEW WARREN will contribute all of its right, title and interest in the Barge Assets, NEW WARREN's interest amounting to an undivided twenty-five percent (25%) interest in the Barge Assets.

        4.2 Additional Capital Contributions. Except as otherwise required under applicable law or by Section 5.1, (i) each Member's interest is nonassessable, and a Member shall not be required to make additional Capital Contributions to the Company, and (ii) no Member shall have the right or shall be permitted to make additional Capital Contributions to the Company unless all Members consent to such additional Capital Contribution.

        4.3 Return of Capital. No Member shall have the right to demand or receive the return of any Capital Contributions to the Company.

        4.4 No Interest on Capital Contributions. Except as otherwise expressly provided herein, no Member shall receive any interest on its Capital Contributions to the Company or its Capital Account, notwithstanding any disproportion therein as between any Members.

        4.5 Capital Accounts. (a) Subject to Section 4.5(b), a Capital Account shall be maintained by the Company, acting through the Management Committee, for each Member and shall be increased by (i) the amount of the Member's Capital Contributions to the Company, and (ii) the Members allocable share of Net Profits determined in accordance with Article 6, and shall be decreased by (x) the Member's allocable share of Net Losses determined in accordance with Article 6, and (y) the amount or value of any distributions to the Member pursuant to
Article 6 whether in the form of cash or property (net of any liabilities assumed by the Member in conjunction with such distribution). Upon a distribution of property other than cash to any Member, the value of such property shall be restated on the books of the Company at its fair market value immediately prior to such distribution and the Capital Account of each Member shall be restated to reflect such adjustment, determined as if the Company had sold such asset for its fair market value and the resulting gain or loss had been charged or credited to the Members' Capital Accounts as provided herein. Following such adjustment to the Members' books, the Capital Accounts of the Members receiving the distribution(s) shall be adjusted to reflect the amount of distribution. Loans to the Company by any Member shall not be considered Capital Contributions. Furthermore, in the event of a termination of the Company for tax purposes under Section 708(b)(1)(B) of the Code, the deemed distributions to the Member shall be calculated in accordance with their Proportionate Interests and, thereafter, the Capital Account of each Member shall be maintained as set forth above.

        (b) This Section 4.5 is intended to satisfy the requirements of Section 704(b) of the Code and Regulations Section 1.704-1(b)(2)(iv) and shall be so construed and, if necessary, modified, to cause the allocation of profits, losses, income gain and credit under Article 10, to have substantial economic effect under such sections of the Code and Regulations, and in the event of any conflict between the provisions of this Section 4.5 and such Regulation, the Regulations shall control.

        (c) In the event any interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates

                                               Confidential Treatment Requested.
                                                  The redacted material has been
                                           separately filed with the Commission.

to the transferred interest and the Company's books shall be closed so that Net Profits, Net Losses, credits and distributions can be attributed to the Members based on their interests in the Company when items were actually received, paid or incurred.

        (d) Except as otherwise provided herein, no Member shall be entitled to withdraw all or any portion of its Capital Contribution or receive interest on its contributed capital or Capital Account.

        4.6 Liability Limited to Capital Contributions. The liability of each Member shall be limited to its Capital Contributions. Except as provided in
Section 4.1, neither of the Members shall have any further personal liability to contribute money to the Company or with respect to any liability or obligation of the Company.

                            ARTICLE 5. -- ADVANCES

        5.1 Advances Not Capital Contributions. If either Member advances funds to the Company, other than as a contribution to capital pursuant to this Agreement, the amount of such advance shall not be deemed a Capital Contribution unless the Members unanimously and expressly agree otherwise. The amount of any such advance shall be a debt due from the Company to such Member and, except as otherwise expressly provided in Section 5.2 or elsewhere in this Agreement or as agreed at the time such funds are advanced, shall be repaid upon demand to such Member with interest at a rate of six percent (6%) per annum.

        5.2 Repayments of Advances. All advances specified in this Article 5 and other debt due from the Company to the Members shall be paid by the Company to the respective Members, subject to any agreement to the contrary entered into in connection with the making of the relevant advance and unless otherwise provided herein, in proportion to the Members' Proportionate Interests.

                   ARTICLE 6. -- DISTRIBUTIONS OF CASH AND
                       ALLOCATIONS OF PROFITS AND LOSSES

        6.1 Distributions. Except as provided in Article 9, the Management Committee shall distribute to the Members from time to time the amount of all Distributable Cash. Distributable Cash shall be defined as and limited to the excess of charter hire revenues over Company cash operating costs, but shall
* not exceed REDACTED in any year. Any Distributable Cash shall be distributed subject to Section 18-607 of the Act to the Members ratably in accordance with each Member's Proportionate Interest.

        6.2 Net Profits or Net Losses. "Net Profits" and "Net Losses" mean, for each Fiscal Year of the Company, an amount equal to the Company's taxable income or loss for such year determined in accordance with Code Section 703(a) plus any non-taxable income and reduced by any non-deductible expenses and capital expenditures. For this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss.

        6.3 Allocations of Net Profits and Net Losses. The Net Profits and Net Losses of the

Company shall be allocated to the Members ratably in accordance with each Member's Proportionate Interest.

     6.4 Tax Allocations: Section 704(c). If any Company asset has a book value different than its adjusted tax basis to the Company for federal income tax purposes (whether by reason of the contribution of such property to the Company, the revaluation of such property hereunder or otherwise) allocations of income, gain, loss, deduction, credit and tax preference under this Section 6.4 with respect to such asset shall take account of any variation between the adjusted tax basis of such asset for federal income tax purposes and its book value in the manner prescribed by Section 704(c) of the Code or the principles set forth in 1.704-1(b)(2)(iv)(g) of the Regulations, as the case may be, using the remedial allocation method set forth in 1.704-3(d) of the Regulations.

     6.5 Authority to Vary Allocations. (a) It is the intent of the Members that each Member's allocable share of Net Profit and Net Losses (or items thereof) shall be determined and allocated in accordance with this Article 6 except to the extent such allocations would not comply with Section 704(b) of the Code. In order to preserve and protect the determinations and allocations provided for in this Article 6, the Management Committee, upon the advice of the Company's tax counsel, is hereby authorized and directed to allocate Net Profits and Net Losses (or items thereof) arising in any year in a manner different than otherwise provided for in this Article 6, but only to the extent that the allocation of Net Profits and Net Losses (or items thereof) in the manner provided for in this Article 6 would otherwise be inconsistent with Section 704(b) of the Code. Any allocation made pursuant to this Section 6.5 shall be done only in accordance with the standards and procedures set forth in this
Section 6.5 and shall be deemed to be a complete substitute for any allocation otherwise provided for in this Article 6 and no amendment of this Agreement shall be required.

     (b) In making any allocation (the "New Allocation") under this Section 6.5, the Management Committee is authorized to act only after having been advised in writing (a copy of which shall be furnished to each Member) by the Company's tax counsel that, under Section 704(b) of the Code and the Regulations thereunder:

          (i) the New Allocation is required; and

          (ii) the New Allocation is the minimum modification of the allocations otherwise provided for in this Article 6 necessary in order to assure that, either in the then current year or in any preceding year, each Member's allocable share of Net Profits and Net Losses (or items thereof) is determined and allocated in accordance with Section 704(b) of the Code and the Regulations thereunder.

     (c) If the Management Committee is required by this Section 6.5 to make any New Allocation in a manner less favorable to a Member than is otherwise provided for in this Article 6, then the Management Committee is authorized and directed, insofar as it is advised by the Company's tax counsel that it is permitted by
Section 704(b) of the Code, to allocate Net Profits and Net Losses (or items thereof) arising in later years in such manner so as to bring the allocations to such Member as nearly as possible to the allocations otherwise contemplated by this Article 6.

     (d) New Allocations made by the Management Committee under this Section 6.5 shall be deemed to be made pursuant to the fiduciary obligations of the Management Committee to the Company and the Members.

                                               Confidential Treatment Requested.
                                                  The redacted material has been
                                           separately filed with the Commission.

     6.6 Withholding and Payments on Behalf of a Member. The Management Committee is hereby authorized to withhold from distributions, or to make payments on behalf of a Member in its capacity as such, all amounts that the Management Committee is required by law to withhold or pay on behalf of such Member (including federal and state income tax withholding, state personal property taxes and state unincorporated business taxes). All amounts withheld by the Company from distributions or paid by the Company on behalf of a Member pursuant to the foregoing sentence shall be deemed to have been distributed to the Member otherwise entitled to receive the amount so withheld or on whose behalf the amount was paid. Each Member shall indemnify the Company for the entire amount withheld or paid on behalf of such Member (including interest, penalties and related expenses, provided that the Company shall bear any interest, penalties and related expenses, to the extent attributable to the Company's negligence) and, except as otherwise provided herein, shall hold the Company harmless from any liability with respect thereto.

                            ARTICLE 7.--MANAGEMENT

     7.1 Management. Except as otherwise provided herein, the management of the Company shall be vested in the Members of the Company in proportion to their respective Proportionate Interests and the decision of the Members having an
* aggregate Proportionate Interest of REDACTED or more shall be controlling.

     7.2 Management Committee. Except for decisions or actions requiring the approval of the Members as provided in Section 7.11 of this Agreement or by non-waivable provisions of the Act or applicable law, (i) the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of the Management Committee comprised of four individuals, each of whom shall be a United States Citizen, three of which shall be appointed by CUSA (the "CUSA Management Committee Representatives"), and one of which shall be appointed by NEW WARREN (the ""NEW WARREN Management Committee Representative"), and (ii) the Management Committee may make all decisions and take all actions for the Company as in its sole discretion it deems necessary or appropriate to carry out the purposes for which the Company is being formed under this Agreement and to further the interests of the Members of the Company, including, without limitation, the following:

*    REDACTED

     (b) setting aside Reserves, opening and maintaining bank and investment accounts and arrangements, drawing checks and other orders for the payment of money, and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements; and

     (c) collecting sums due to the Company.

     7.3 Appointment, Removal and Replacement. In exercise of their respective rights and powers hereunder, CUSA hereby appoints each of D. R. Dunn, M. L. Lege, and P. R. Breber, as its CUSA Management Committee Representatives and NEW WARREN hereby appoints Stephen A.

                                               Confidential Treatment Requested.
                                                  The redacted material has been
                                           separately filed with the Commission.

Furbacher as its NEW WARREN Management Committee Representative. CUSA and NEW WARREN shall have full authority unilaterally to remove and replace their respective representatives to the Management Committee, with or without cause, for the purpose of any meeting of the Management Committee.

     7.4 Meetings, Quorum, Vote, Etc. (a) Regular meetings of the Management Committee may be held upon at least ten (10) days notice to all representatives of the Management Committee at such time and place as shall from time to time be determined by resolution of the Management Committee. Special meetings of the Management Committee may be called by any Management Committee representative on not less than two (2) business days notice to the other representatives of the Management Committee, delivered personally or by facsimile and confirmed by telephone. A waiver of notice signed by the person entitled to notice will be equivalent to the giving of notice. The business transacted at a meeting will be limited to the purposes stated in the notice of the meeting unless otherwise approved by all Management Committee representatives. At all properly noticed meetings of the Management Committee, the presence of a majority of the Management Committee representatives shall constitute a quorum for the transaction of business.

     (b) Management Committee representatives may participate in a meeting of the Management Committee by means of conference call or any similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

     (c) Except as otherwise provided herein, all decisions to be made and
* actions to be taken by the Management Committee shall be determined REDACTED Management Committee representatives.

     (d) Any action which may be taken at a meeting of the Management Committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the Management Committee representatives.

     7.5 Compensation. (a) Representatives of the Management Committee shall not receive any salary for their services to the Company. Members may be reimbursed by the Company for expenses (including travel expenses) as may be incurred by the Management Committee representatives in the performance of their duties hereunder (including attendance at meetings of the Management Committee) to the extent that such expenses are not accounted for in the cost budget prepared under the Time Charter.

     (b) If services are provided to the Company by CUSA employees, such services shall be reimbursed by the Company on the basis of actual time plus reasonable expenses to the extent that such services are not accounted for in the cost budget prepared under the Time Charter.

     7.6 Delegation of Authority and Duties; Officers. (a) The Management Committee may appoint and elect (as well as remove or replace with or without cause) a President, a Vice President, a Treasurer and a Secretary (collectively the "Officers"), provided that no person employed by or associated or affiliated with NEW WARREN can act on behalf of the Company in the absence of the President. The compensation, if any, of the Officers shall be set by the Management Committee.

     (b) The President, who shall be a U.S. citizen, shall be responsible for the day-to-day management of the Company. The initial President shall be D. R. Dunn. Subject to the control and direction of the Management Committee and subject always to the Company budget prepared pursuant to Section 7.9, the President shall have the power to act, in the name and on behalf of the Company, to do all things reasonably necessary for the performance of the Company's operations; provided, however, that the President shall not have the power to take any of the actions described in Section 7.11 of this Agreement without the approval of the Members required thereunder; and provided further that, without first having obtained the prior written direction and approval of the Management Committee or except in the case of an emergency, the President shall not have the power to (i) amend, terminate or otherwise change any lease, contract or other agreement that has been approved by the Management Committee, (ii) bid any job or enter into any contract for an amount reasonably expected to exceed $100,000, or (iii) enter into any contract or other agreement in the name of the Company that calls for expenditures by the Company in excess of $100,000 or contemplates revenues to the Company of greater than $100,000. The President shall keep the Management Committee fully informed of all developments relating to the business of the Company and shall meet with the Management Committee from time to time at the request of the Management Committee. The President shall also prepare or cause to be prepared for distribution to the representatives of the Management Committee such written reports as the Management Committee may from time to time reasonably request.

     (c) The Vice President shall perform such duties and may exercise such powers as may be permitted by this Agreement and as may, from time to time, be assigned to the Vice President by the Management Committee or the President, to the extent the President is delegated such power and duties as provided herein.

     (d) The Secretary, who shall be a U.S. citizen, or the Secretary's delegate, shall act as secretary of all meetings of the Members of the Company and of the Management Committee unless otherwise decided by the attendees, and keep the minutes which shall be filed in the minute books of the Company provided for that purpose; shall see that all notices required to be given by the Company or the Management Committee are duly given and served; shall have charge of the books, records and papers of the Company relating to its organization and management as a limited liability company (which books, records and papers shall be kept at the offices of CUSA) and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall, in general, perform all the duties as from time to time may be assigned by the Management Committee or by the President.

     (e) The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Company; receive and give receipts for moneys due and payable to the Company from any sources whatsoever; deposit all such moneys in the name of the Company in such banks, trust companies or other depositaries as shall be selected by the Management Committee against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Company signed in such manner as shall be determined by the Management Committee and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books to be kept by the Treasurer or under the Treasurer's direction full and adequate account of all moneys received or paid by the Treasurer for the account of the Company; have the right to require from time to time, reports or statements giving such information as he may desire with respect to any and all financial transactions of the Company from the Officers or agents transacting the same; render to the President or the Management Committee whenever the President or the Management Committee, respectively, shall so require, an account of the financial condition of the Company and of all transactions as Treasurer; exhibit at all reasonable times the books of account and other records to any of the representatives of the Management Committee or of any Member upon request at the office of the Company where such books and records are kept; shall be responsible for coordinating the preparation of all tax returns required to be filed by the Company; and, in general, perform all other duties commonly incident to the office of Treasurer; and shall perform other such duties as from time to time may be assigned thereto by the Management Committee or by the President. The Treasurer shall have no responsibility for any obligation or duty described above to the extent the Management Committee determines that such obligation or duty should be assigned or delegated to any other Person.

     (f) In addition, the Management Committee may, from time to time as it deems advisable and by unanimous consent, delegate to one or more persons (inclusive of any representative of the Management Committee) such authority and duties as the Management Committee is granted under this Agreement and not made subject to the approval of the Members by this Agreement, and the Management Committee shall assign in writing titles (including, without limitation, Vice President, Assistant Secretary and Assistant Treasurer) to any such person; provided, that no person who is not a U.S. Citizen or who is employed by or associated or affiliated with NEW WARREN may be delegated any authority or duties that in any way relate to the exercise of authority or performance of duties associated with the functions of the President nor can such person act on behalf of the Company in the absence of the President. Unless the Management Committee decides otherwise, if the title of any person authorized to act on behalf of the Company under this Section 7.6 is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authority and duties that are normally associated with that office, subject to any specific delegation of, or restriction on, authority and duties made pursuant to this Section 7.6. Any number of titles may be held by the same person. Any delegation pursuant to this Section 7.6(f) may be revoked at any time by the Management Committee.

     (g) Unless authorized to do so by this Agreement or by the Management Committee, no Member, single Management Committee representative, Officer, agent or employee of the Company shall have any power or authority to bind the Company in any way, to pledge its credit, or to render it liable pecuniarily for any purpose. However, the Company may act by an attorney-in-fact authorized by the Management Committee.

     7.7 Liability of Management Committee Representatives. (a) No Management Committee representative or Officer shall be personally liable for the debts and obligations of the Company.

     (b) No Management Committee representative or Officer shall be liable, responsible or accountable in damages or otherwise to the Company or any Member for any action taken or failure to act (even if such action or failure to act constituted the simple negligence of that Management Committee representative) on behalf of the Company within the scope of the authority conferred on the Management Committee by this Agreement or by law, unless such act or failure to act constituted gross negligence or was performed or omitted willfully or intentionally in bad faith.

     7.8 Books and Records. The Company shall maintain separate books and accounting records in accordance with generally accepted accounting principles and accounting policies. Such books and

                                               Confidential Treatment Requested.
                                                  The redacted material has been
                                           separately filed with the Commission.


records shall be open for inspection and/or audit by the Members at all reasonable times at such place as the Management Committee shall designate.

     7.9 Budget. The Management Committee will prepare a Company budget for operation during each year of the term of this Agreement. Such budget will be prepared and submitted by the Management Committee to the Members for adoption no later than two weeks prior to the beginning of each Fiscal Year for the immediately subsequent Fiscal Year, except for the first Fiscal Year of the Company, for which the initial budget shall be approved by the Members prior to the effective date of this Agreement. In the event the Members fail to approve the annual budget on or before December 31 of each year during the term hereof, the previous year's budget shall remain in effect until an annual budget is approved by the Members. Notwithstanding the foregoing, the Company may take such actions and make such expenditures as may be deemed necessary under laws, rules, regulations, orders or good industry practice, in order to continue the orderly conduct of the business of the Company and to preserve and maintain the Barges. The Management Committee shall also prepare quarterly forecasts and budget revisions as necessary throughout the term of this Agreement.

     7.10 Bank Accounts. All funds of the Company shall be deposited to the account of the Company in an account to be established at such bank or banks as the Management Committee may designate. Checks may be drawn on said account or accounts by signature or signatures of such persons as may be agreed upon by the Management Committee. The Company may also maintain payroll or other accounts at such bank or at such branch as the Management Committee may designate, and checks may be drawn on such accounts by signature or signatures (or facsimile thereof) of such persons as may be agreed upon the Management Committee.

     7.11 Member Approval for Certain Actions. Except as otherwise provided in this Agreement, the unanimous approval of the Members of the Company shall be required for the following actions, which are beyond the normal conduct of the Company's business:

       (a) entering into or materially modifying any contract or other agreement, including the Time Charter between the Company and NEW WARREN, with Member or an affiliate of any Member;

       (b) entering into, amending, modifying or terminating any agreement between the Company and any Person other than a Member with a term in excess
* of six (6) months or involving aggregate consideration in excess of REDACTED over the term of the agreement;

       (c) entering into, amending, modifying or terminating any contract or commitment to acquire or transfer any asset, the fair market value or aggregate consideration (including assumed actual and contingent
*   liabilities) of which exceeds REDACTED:

       (d) approving distribution of Company property to any Member.

                                               Confidential Treatment Requested.
                                                  The redacted material has been
                                           separately filed with the Commission.


       (e) the filing of a petition as a debtor in a United States Bankruptcy Court or taking any material affirmative act that would result in the Company's Bankruptcy;

       (f) the sale of all or substantially all of the Companys assets;

       (g) changing the purpose or character of the business of the Company;

       (h) borrowing money in an aggregate principal amount in excess of
* REDACTED (except for borrowings which are utilized for capital expenditure on the Barges) or making any guarantees (except by endorsement of negotiable instruments for deposit or collection in the ordinary course of business);

       (i) making any loans unrelated to the ownership or operations of the Barges, or making any investment in any Person;

*      (j) making any capital expenditure in excess of REDACTED

       (k) any merger, consolidation or combination of the Company; or

       (l) forming any subsidiary or establishing any branch office.

     7.12 Insurance. During the term of this Agreement, the Barges shall be kept insured by the Company at its expense against war, hull, and protection and indemnity risks, including wreck removal. Further, the Company shall at all times maintain pollution coverage under the Barges' Protection and Indemnity cover in an amount not less than that customarily placed for vessels of similar size, type and age. The Company shall comply with the U.S. Oil Pollution Act of 1990, U.S. Federal Water Pollution Control Act of 1972, as amended, and any rules and regulations issued thereunder, and any other international, federal or state requirements that may apply.

               ARTICLE 8.--TRANSFERS OF INTEREST IN THE COMPANY

     8.1 Limitations on Transfers. Except as provided in this Article 8, neither NEW WARREN nor CUSA shall sell, pledge, assign, transfer or otherwise dispose of or encumber its interest in the Company during the term of this Agreement without the written consent of the other, which consent may be granted or withheld by such party in its sole discretion.

*    REDACTED

     8.4 Agreement by Transferee. If a Member sells, assigns or otherwise transfers its interest in the Company in accordance with this Article 8, the transferee shall become a substitute Member and shall be entitled to all of the rights, powers and benefits of a Member upon agreeing in writing to be subject to and bound by all of the provisions of this Agreement. Upon transfer of a Member's entire interest in the Company, such Member (the "Withdrawing Member") shall be deemed to have withdrawn as a Member and shall have no further rights or obligations as a Member hereunder, except those obligations set forth under Section 11.12, Confidentiality.

                            ARTICLE 9.--DISSOLUTION

     9.1 Events of Dissolution. (a) Neither Member shall have the right to terminate this Agreement or dissolve the Company by such Member's expressed will or by withdrawal without the prior written consent of the other Member, which consent the other Member may grant or withhold in its sole discretion.

     (b) The Company will be dissolved upon the first to occur of any of the following (such events collectively called "Events of Dissolution");

         (1) the expiration of the term set forth in Section 2.4;

         (2) the unanimous agreement of the Members to dissolve the Company;

         (3) the Bankruptcy of either Member;

         (4) the filing by either Member of a certificate of dissolution of such Member;

         (5)the withdrawal of either Member without the prior written consent of the other Member;

         (6) a material breach of this Agreement by a Member, including the failure to pay a Capital Contribution when due in accordance with Article 4, and such Member fails to remedy such breach within 15 days after written receipt of notice from the other Member of such breach;

         (7) an event which makes it unlawful for the Company to carry on business;

         (8) the sale or disposition of all or substantially all of the Company's assets and properties; and

         (9) the occurrence of any other event that results in the dissolution of the Company under the Act.

     9.2 Termination and Winding Up of the Company. (a) If the Company is dissolved, an accounting of the Company's assets, liabilities and operations through the last day of the month in which the dissolution occurred shall be made, and the affairs of the Company shall be wound up and terminated. The Management Committee, by unanimous consent, will appoint one or more persons to serve as the liquidating trustee of the Company; provided, however, the Management Committee representative(s) appointed by a Defaulting Member shall not participate in appointment the liquidating trustee. The liquidating trustee shall be responsible for winding up and terminating the affairs of the Company and will determine all matters in connection therewith (including, without limitation, the arrangements to be made with creditors, to what extent and under what terms the assets of the Company are to be sold, and the amount or necessity of cash reserves to cover contingent liabilities) as the liquidating trustee deems advisable and proper; provided, however, that all decisions of the liquidating trustee will be made in

                                               Confidential Treatment Requested.
                                                  The redacted material has been
                                           separately filed with the Commission.

accordance with the fiduciary duty owed by the liquidating trustee to the Company and to each of the Members. The assets of the Company will be applied and distributed in the following order:

        (1) first, to the payment and discharge of all of the Company's debts and liabilities to creditors other than the Members, in the order provided by applicable law, and the expenses of liquidation;

        (2) second, to the payment and discharge of all of the Company's debts and liabilities to the Members;

        (3) third, to the setting up of such reserves as the liquidating trustee may deem reasonably necessary for any contingent or unforeseen liabilities of the Company, provided that any such reserve shall be paid over by the liquidating trustee to an escrow agent who is not affiliated with any Member, with instructions to discharge any of the aforementioned liabilities or obligations and, at the expiration of such reasonable period as the liquidating trustee shall provide, to distribute any balance then remaining in the manner hereinafter provided;

        (4) fourth, to the Members to the extent of and in proportion with their respective positive Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods; and

        (5) fifth, the remainder, if any, to the Members in proportion to their respective Proportionate Interest as in effect at the moment of the event giving rise to such dissolution.

In the event of a distribution of assets in kind, the assets shall be deemed distributed as if they had been sold immediately prior to their distribution for their fair market value, and the amount of the distribution will be the fair market value (net of liabilities) of the assets distributed.

        (b) After all of the assets of the Company have been distributed, the Members shall cause a certificate of cancellation for the Company to be filed with the Secretary of State of the State of Delaware in accordance with Section 18/203 of the Act.


        9.3 Accounting. The liquidating trustee will provide the Members with a proper accounting of the assets, liabilities and operations of the Company through the last day of the month in which the final liquidating distribution occurs.

* 9.4 Bankruptcy of a Member. (a) Subject to the REDACTED rights set forth in Sections 8.2 and 8.3 above, in the event of the Bankruptcy of either Member, the Non-Bankrupt Member shall have the option (exercisable by giving notice to such Bankrupt Member within 45 days after the Company receives notice of the event giving rise to this option) to purchase all (but not less than all) of the Bankrupt Member's interest in the Company at a price that represents the fair market value of the Bankrupt Member's interest in the Company.

        (b) The price for the interest of the Bankrupt Member purchased by the Non-Bankrupt

Member shall be payable in cash upon receipt of a proper written assignment of such interest to the Non-Bankrupt Member.

        9.5 Defaulting Member. (a) Either Member (the "Defaulting Member") causing a dissolution pursuant to Sections 9.1(b)(4), (5) or (6), without the prior written consent of the other Member, shall have breached this Agreement and the other Member shall have the right to damages for such breach and any distributions to which the Defaulting Member would have been entitled shall be reduced by such damages that are determined by a court of competent jurisdiction to be owed by the Defaulting Member and paid instead to the other Member.

        (b) The Defaulting Member and its Management Committee representative(s) shall have no rights under this Agreement to participate in the Management Committee or otherwise participate in the Company's performance.

        (c) The Defaulting Member shall be deemed as of the date of the Event of Dissolution ("Default Date") to have (i) offered to the Member not in default (the "Non-Defaulting Member"), the opportunity to purchase all (but not less than all) of the Defaulting Members interest in the Company at a price that represents the fair market value of the Defaulting Members interest in the Company and (ii) waived all rights or claims it may have against the Company.

The Non-Defaulting Member shall have 30 days to accept, in full and not in part, such offer. Upon notification to the Defaulting Member by the Non-Defaulting Member of its acceptance of the deemed offer and the tender by the Non-Defaulting Member to the Defaulting Member of immediately available funds equal to the offer price, the Defaulting Member shall be deemed to have transferred its interest in the Company to the Non-Defaulting Member and shall cease to have any rights of a Member under this Agreement, but without prejudice to any right of the Non-Defaulting Member to damages from the Defaulting Member. If within the aforementioned 30 day period, the Non-Defaulting Member fails to notify the Defaulting Member of the Non-Defaulting Member's desire to exercise its right to purchase the Defaulting Member's interest in the Company, then the Members shall be deemed to have consented to the dissolution and liquidation of the Company.

                          ARTICLE 10. -- TAXES, ETC.

        10.1 Sole Responsibility. Each Member of the Company shall be solely responsible for and shall pay its own taxes, licenses and fees of any nature and shall indemnify the other Member therefrom.

        10.2 Reports. The Management Committee shall cause the Company to send to each Person who was a Member at any time during the preceding Fiscal Year.

        (a) Within 90 days following the end of each Fiscal Year, a Company balance sheet as of the end of such Fiscal Year, Company statements of income, cash flows, changes in Members equity and changes in Members' Capital Accounts for such Fiscal Year, each of which shall be prepared in accordance with generally accepted accounting principles consistently applied.

        (b) Within 150 days following the end of each Fiscal year, (i) a report containing a reconciliation between the financial information contained in the annual report and the information received for federal and state income tax returns, and (ii) an Information Form K-1 providing sufficient information to enable such Person to complete on a proper and timely basis its federal and state income tax returns.

     10.3 Supplemental and Interim Reports. In addition to providing the annual information required by Section 10.2, the Management Committee shall timely provide to Members any other information or reports reasonably necessary for (a) the preparation of any tax returns which must be filed by such Member, including information necessary for estimating and paying estimated taxes under Code
Section 6654(c)(2) or 6655(c)(2), as applicable, or corresponding provisions of other tax laws, or (b) compliance with other laws and regulations. The Management Committee shall also supply to Members in a timely manner all reports or other documents received from time to time by the Company related to any insurance the Company is required to carry pursuant to this Agreement and any material agreements to which the Company is a party. Each Member shall have the right to require the Company to supply it, from time to time, with such other reports as in its reasonable discretion would allow it to monitor the Company's business activities.

     10.4 Tax Elections. The Company shall make the election referred to in Code
Section 754 and the Regulations issued thereunder upon the request of any Member in connection with a transfer of the Member's interest in the Company and upon the written consent of a majority in interest of the Members. The Management Committee shall timely make or revoke all elections, and take all tax reporting positions, necessary or desirable for the Company and to maximize the tax benefits to the Members, including making elections under Code Section 168 (to maximize depreciation deductions), Code Section 195 (to amortize start up expenditures) and Code Section 709 (to amortize organizational expenditures). No election shall be made by any Member to have the Company excluded from the application of any provision of Subchapter K of the Code or any equivalent tax provision in any other tax jurisdiction.

     10.5 Consistent Reporting. Each Member shall, on the Member's tax returns, treat each partnership item (as defined in Code Section 6231(a)(3)) in a manner consistent with the treatment of the item on the Company's return in all respects, including the amount, timing and characterization of the item. No Member shall file a request for an administrative adjustment of partnership items for any Company taxable year under Code Section 6227 if such request would cause the Member's treatment of the item to be inconsistent with the treatment of the item on the Company's return. If any Member desires such a request for administrative adjustment, and if all Members consent to the requested adjustment (which consent shall not be unreasonably withheld), then the Management Committee shall file the request for administrative adjustment on behalf of the Company.

     10.6 Tax Matters Partner. (a) CUSA shall be the 'Tax Matters Partner' for purposes of Code (S)(S)6621 and 6231 and the regulations promulgated thereunder. Copies of all notices received by the Tax Matters Partner shall promptly be sent to the other Member. All returns, filings and other correspondence to be submitted to any taxing authority shall be furnished to the Management Committee for review and approval at least fifteen (15) days prior to the date on which such matters are required to be filed or otherwise submitted, unless a shorter period of review is necessitated by circumstances.

     (b) The Tax Matters Partner is authorized and required to represent the Company in connection with all examinations of the Company's tax returns by tax authorities, including resulting administrative and judicial proceedings to contest any proposed adjustments. The Tax Matters Partner shall keep the Members informed on a timely basis of all material developments with respect to the examination of the Company's returns, any proposed adjustments to such returns (either by tax authorities or by the Company), and any administrative or judicial proceedings with respect to such adjustments. The Tax Matters Partner's duty to keep the Members informed of material developments under this Section 10.6 shall include, but not be limited to, the duty to provide the Members with copies of all correspondence and other information and documents filed with or received from tax authorities, and to inform the Members of the matters described in Regulation Section 1.6223(g)-1T. Where such correspondence or documents are voluminous, they may be made available to the Members for inspection and copying at a reasonable time and place. The Tax Matters Partner shall consult in good faith with any Member at such Member's request regarding the handling of any tax examinations and subsequent appeals. Each Member of the Company shall have the right to participate in all administrative and judicial proceedings involving the tax matters of the Company.

     (c) The Tax Matters Partner shall not enter into any agreement extending the period of limitations on assessments as provided under Code Section 6229 or similar provisions of other applicable laws without first obtaining the prior written consent of all Members, which consent will not be unreasonably withheld.

     (d) The Tax Matters Partner shall not enter into any settlement agreement with respect to the tax treatment of items without the prior written consent of the other Member, which consent shall not be unreasonably withheld.

     (e) The provisions of this Section 10.6 shall survive the dissolution or termination of the Company and the termination of any Member's interest in the Company and shall remain binding for a period of time necessary to resolve all tax matters with applicable taxing authorities.

                        ARTICLE 11.--GENERAL PROVISIONS

     11.1 Indemnification. To the fullest extent permitted by law, the Company hereby agrees to indemnify each Member, each Management Committee representative, and each Officer of the Company, and their respective agents, partners, directors, officers, employees and controlling persons (individually, as "Indemnified Party"), and to save and hold each harmless from and in respect of all losses, damages, liabilities, fees, costs and expenses incurred by such Indemnified Party in its capacity as a Member, Management Committee representative, Officer of the Company, or agent, partner, director, officer, employee or controlling person thereof in connection with or resulting from any claim, action or demand against an Indemnified Party, including reasonable attorneys' fees, that arise out of or in any way relate to the Company, its properties, business or affairs, including amounts paid in settlement or compromise of any such claim, action or demand; provided that this indemnity shall not extend to conduct of the person seeking indemnification constituting a breach of duty to the Company or acts of gross negligence, fraud or willful misconduct or as to any disputes between the Members or between any Member and the Company. Reasonable costs and expenses incurred in investigating or defending any such claim, action or demand or otherwise shall be advanced by the Company.

     11.2 Successors and Assigns. Subject to the provisions of this Agreement relating to transferability, this Agreement shall inure to the benefit of and be binding upon the Members and their respective successors, trustees, assigns, receivers and legal representatives.

     11.3 Notices. All notices, consents, requests, demands, offers, reports and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given (i) when received if delivered in person, or (ii) when sent by facsimile transmission to the number set forth below or to such changed number as such party may have fixed by notice, and acknowledged by an appropriate facsimile receipt, or (iii) if sent by mail, upon deposit in the United States mail, either U.S. Express Mail, registered mail or certified mail, with all postage fully prepaid, or (iv) if sent by courier, by delivery to a bonded courier with charges paid in accordance with the customary arrangements established by such courier, in each case in (iii) and (iv) above addressed to the parties at the following addresses:

     (a) If to the Company, to:

                MIDSTREAM BARGE COMPANY, L.L.C.
                1301 McKinney
                Houston, TX 77010
                Attention: President
                Facsimile: (713) 754-5149

     (b) If to CUSA, to:

            CHEVRON U.S.A. PRODUCTION COMPANY
             (a division of Chevron U.S.A. Inc.)
            1301 McKinney
            Houston, TX 77010
            Attention: Vice President & General Counsel
            Facsimile: (713) 754-3366

     (c) If to NEW WARREN, to:

            WARREN PETROLEUM COMPANY, LIMITED PARTNERSHIP
            13430 Northwest Freeway
            Suite 1200
            Houston, TX 77040
            Attention: President
            Facsimile: (713) 507-6808

         with a copy to:

            WARREN PETROLEUM COMPANY, LIMITED PARTNERSHIP
            13430 Northwest Freeway
            Suite 1200
            Houston, TX 77040
            Attention: Vice President & General Counsel
            Facsimile: (713) 507-6834

provided that (x) any notice of change of address or facsimile number shall be effective only when received, and (y) a copy of any notice given by facsimile shall also be confirmed by mail to the addresses provided above.

        11.4 Headings. The headings in the Articles and Sections of this Agreement are inserted for convenience of reference only and shall not affect or be deemed to affect the meaning of any provision of this Agreement.

        11.5 Entire Agreement. This Agreement, the Certificate of Formation and the Time Charter constitute the full and entire agreement of the Members with respect to the transactions contemplated herein. Nothing contained in any prior or contemporaneous letters, correspondence or other communications between the Members shall have any effect upon the rights or liabilities of the Members. No modifications of this Agreement shall be effective or binding unless in writing and executed by all Members.

        11.6 Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the remainder of this Agreement or any valid clause of any invalid portion.

        11.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument.

        11.8 Additional Documents and Acts. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and the transactions contemplated hereby.

        11.9 No Third Party Beneficiary. This Agreement is made solely and specifically among and for the benefit of the parties and their respective successors and permitted assigns and no other persons shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

        11.10 Governing Law. The construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of laws.

        11.11 Waiver. No waiver by the Company or any Member of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver unless expressly provided. No waiver shall be effective unless made in writing and signed by the party to be charged with such waiver.

        11.12 Confidentiality. The parties hereto mutually agree to keep the terms and conditions of this Agreement and the Time Charter strictly confidential unless both Members consent to disclosure of such confidential information, which consent will not be unreasonably withheld. In the event that disclosure of the terms and conditions hereof is required by law or any government agency, the party making such disclosure shall promptly notify the other party of the legal requirement and the nature and extent of the legally compelled disclosure. Thereafter, both parties shall cooperate and take all available steps to maintain, to the greatest degree possible, the continued confidentiality of this Agreement.

IN WITNESS WHEREOF, the Members have caused this Limited Liability Company Agreement to be executed by their authorized officers on the day and year first above written.


Proportionate Interests Member:

Seventy-Five Percent (75%)      CHEVRON U.S.A. INC.


                                By:
                                   --------------------------
                                   Name:
                                   Title:

Twenty-Five Percent (25%)       WARREN PETROLEUM COMPANY, LIMITED PARTNERSHIP
                                By:  Warren Petroleum G.P., Inc., its General
                                        Partner

                                By:
                                   ---------------------------
                                   Name:
                                   Title: